10.1

Exercise of Lease renewal option for 2800 Lynch Road Evansville, Indiana dated as of September 22, 2003.

September 22, 2003

Randy Schulz
Harding, Shymanski & Co.
21 S.E. Third St.
P.O. Box 3877
Evansville, IN 47735-3577

Dear Randy:

Smith & Butterfield is hereby notifying you as the Trustee of the Butterfield Family Trust No. 2 of our desire to exercise our first five (5) year option as made available in our lease dated the 1st day of November, 1999. The lease term shall be extended from November 1, 2004 – October 31, 2009.

In this case we understand that the same terms, conditions, covenants and provisions of the lease applicable to the original five (5) year term will apply to the extended term.

Respectfully yours,

SMITH & BUTTERFIELD CO., INC.

James D. Butterfield
President

Pc: Mr. Mac Aldridge
Mr. Toney Adkins
Mr. William Butterfield